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                                                                      Exhibit 21

                         HOMESTEAD VILLAGE INCORPORATED

                     List of Subsidiaries of the Registrant

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
Homestead Village Management Incorporated.............................  Delaware
Homestead Village Limited Partnership.................................  Delaware
Atlantic Homestead Village (1) Incorporated...........................  Maryland
Atlantic Homestead Village (2) Incorporated...........................  Maryland
Atlantic Homestead Village Limited Partnership (a partnership owned by
 Atlantic Homestead Village (1) Incorporated and by Atlantic Homestead
 Village (2) Incorporated)............................................  Delaware
PTR Homestead Village (1) Incorporated................................  Maryland
PTR Homestead Village (2) Incorporated................................  Maryland
PTR Homestead Village Limited Partnership (a partnership owned by PTR
 Homestead Village (1) Incorporated and by PTR Homestead Village (2)
 Incorporated)........................................................  Delaware
Homestead Alabama Incorporated........................................  Alabama
Missouri Homestead Village Incorporated...............................  Maryland
K.C. Homestead Village Redevelopment Corporation......................  Missouri
BTW Incorporated......................................................  Delaware
BTW II Incorporated...................................................  Delaware
BTW III Incorporated..................................................  Delaware
BTW Limited Partnership...............................................  Delaware
HVI Incorporated......................................................  Delaware
HVI Trust.............................................................  Maryland
HVI (2) Incorporated..................................................  Delaware
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